Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]      Preliminary proxy statement
[x]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           YORK FINANCIAL CORP.
             (Name of Registrant as Specified in Its Charter)


                           YORK FINANCIAL CORP.

                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transaction applies:
                       N/A


(2)     Aggregate number of securities to which transactions applies:
                       N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                       N/A

(4)     Proposed maximum aggregate value of transaction:
                       N/A


[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
                       N/A

(2)     Form, schedule or registration statement no.:
                       N/A

(3)     Filing party:
                       N/A

(4)     Date filed:
                       N/A

                              September 23, 1996







Dear Stockholders:

     We invite you to attend the Annual Meeting of the Stockholders of York Financial Corp. to be held at the Lafayette Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania on Wednesday, October 23, 1996 at 3:00 p.m.

     The attached Notice of Stockholder's Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company including its principal subsidiary, York Federal Savings and Loan Association. Directors and Officers of the Company as well as a representative of the independent auditors of the Company, Ernst & Young LLP, will be present to respond to any questions the stockholders may have.

     Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, evenif you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                               Sincerely,



                               Robert W. Pullo
                               President and Chief
                               Executive Officer

                       YORK FINANCIAL CORP.
                       101 S. George Street
                          P.O. Box 15068
                      York, Pennsylvania 17405
                          (717) 846-8777


              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON OCTOBER 23, 1996


NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the "Meeting") of York Financial Corp. (the "Company") will be conducted at the Lafayette Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania on Wednesday, October 23, 1996 at 3:00 p.m.

      A proxy card and a proxy statement for the Meeting are enclosed herewith.

      The Meeting is for the purpose of considering and acting upon:

           1.    The election of three directors of the Company; and

           2. Such other matters as may properly come before the Meeting or any adjournments thereof.

           NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 3, 1996 are the stockholders entitled to vote at the Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                BY ORDER OF THE BOARD OF
                                DIRECTORS



                                ROBERT A. ANGELO
                                SECRETARY

York, Pennsylvania
September 23, 1996


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          PROXY STATEMENT
                                 OF
                        YORK FINANCIAL CORP.
                        101 S. GEORGE STREET
                           P.O. BOX 15068
                      YORK, PENNSYLVANIA  17405
                           (717) 846-8777


                   ANNUAL MEETING OF STOCKHOLDERS
                           OCTOBER 23, 1996


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of York Financial Corp. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Lafayette Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Wednesday, October 23, 1996, at 3:00 p.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about September 23, 1996. York Federal Savings and Loan Association, a wholly-owned subsidiary of the Company, is referred to herein as "York Federal" or the "Association."


                       VOTING AND PROXY PROCEDURE

      Stockholders of record as of the close of business on September 3, 1996 are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of September 3,1996, the Company had 6,128,641 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present for purposes of determining a quorum.

      The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a stockholder attends the Annual Meeting, he or she may vote by ballot.

      If a stockholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted.

      Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

      If a stockholder is a participant in the York Federal Savings and Loan Association EmployeeStock Ownership Plan (the "ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

      The three directors to be elected at the Annual Meeting will be elected by a plurality of the,votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). Based upon such reports and information, the following table sets forth, as of September 3, 1996, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than the person set forth below who owned more than 5% of the outstanding shares of Common Stock at September 3, 1996. The table also sets forth information as to the shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, by the Company's or the Association's four other most highly compensated individuals ("named executive officers") and by all executive officers and directors of the Company as a group.

                              Amount and Nature     Percent of Shares,
Name and Address                of Beneficial        of Common Stock
of Beneficial Owner             Ownership (1)        Outstanding (7)

Robert W. Pullo                   394,492(2)             5.64%
101 South George Street
York, Pennsylvania 17405

Named Executive Officers

Robert W. Pullo                   394,492(2)             5.64
Robert A. Angelo, Esq.            189,333(3)             2.71
Robert C. Herzberger               50,015(4)             0.71
James H. Moss, CPA                105,662(5)             1.51
Lynn D. Kramer                      6,650(6)             0.09

All Executive Officers
and Directors as a
Group (19 Persons)              1,595,201(7)            22.84%

(1) Unless otherwise indicated, all shares are owned directly by the named individuals or by the individuals indirectly through a trust, corporation or association, or by the individuals or their spouses as custodians or trustees for the shares of minor children. The named individuals effectively exercise voting and investment power over such shares.

                      (footnotes continued on following page)

(2) Includes 205,638 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date. Excludes 246,080 shares owned by the York Federal Savings and Loan Association Employee Stock Ownership Plan of which Mr. Pullo is the trustee. Also excludes 3,590 shares owned by the spouse of Mr. Pullo for which he disclaims any voting or investment power.
(3) Includes 120,826 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date. Excludes 5,097 shares owned by the spouse of Mr. Angelo for which he disclaims any voting or investment power.
(4) Includes 29,950 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date.
(5) Includes 85,370 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date.
(6) Includes 6,397 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date.
(7) Includes 855,210 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the record date.

                    Proposal I -- Election of Directors

     The Company's Articles of Incorporation provide that directors are to be elected for terms of three years, approximately one-third of whom are elected annually. Three directors will be elected at the Meeting to serve for a three-year period or until their respective successors have been elected and qualified. The Nominating Committee of the Board of Directors has nominated for election as directors Robert W. Erdos, Randall A. Gross and Robert W. Pullo, each of whom are currently members of the Board.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following table sets forth each nominee and director's name, age, the year he or she first became a director, the year in which his or her current term will expire and the number of shares and percentage of the Company's Common Stock beneficially owned. Each director is also a member of the Board of Directors of York Federal.

                                                      Shares of
                                                     Common Stock
                               Year                 Beneficially
                               First       Term       Owned at      Percent
                              Elected       to       September 3,      of
    Name            Age(1)   Director(2)   Expire      1996(3)       Class

                                  BOARD NOMINEES

Robert W. Erdos       65        1971        1999*    113,698 (4)    1.62%

Randall A. Gross      52        1984        1999*     70,303 (5)    1.00

Robert W. Pullo       56        1981        1999*    394,492 (6)    5.64

                           (table continued on following page)

                                                      Shares of
                                                     Common Stock
                               Year                 Beneficially
                               First       Term       Owned at      Percent
                              Elected       to       September 3,      of
    Name            Age(1)   Director(2)   Expire      1996(3)       Class

                            DIRECTORS CONTINUING IN OFFICE

Carolyn E.
  Steinhauser         57        1984        1997       61,963 (7)    0.88%

Thomas W. Wolf        47        1984        1997      189,175 (8)    2.70

Robert L. Simpson     49        1994        1997       23,774        0.34

Cynthia A. Dotzel     42        1984        1998       65,923 (9)    0.94

Paul D. Mills         66        1970        1998      135,491 (10)   1.94

Byron M. Ream         52        1984        1998       63,603        0.91
______________
(*)     Assuming they are re-elected at the Meeting.
(1)     As of September 3, 1996.
(2)     Includes prior service on the Board of Directors of York Federal.
(3) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from September 3, 1996. Except as otherwise noted below, the table includes shares owned by spouses, other Immediate family members in trust and other forms of ownership, over which the persons named in the table possess shared voting and investment power. This table also includes shares of Common Stock subject to outstanding options which will be exercisable within 60 days from September 3, 1996.
(4) Excludes 8,531 shares owned by the spouse of Mr. Erdos, for which he disclaims any voting or investment power.
(5) Excludes 373 shares owned by the spouse of Mr. Gross, for which he disclaims any voting or investment power.
(6) Excludes 3,590 shares owned by the spouse of Mr. Pullo, for which he disclaims any voting or investment power. Excludes 246,080 shares owned by the York Federal Savings and Loan Association Employee Stock Ownership Plan of which Mr. Pullo is the trustee.
(7) Excludes 6,229 shares held by trusts for Ms. Steinhauser's children, of which Ms. Steinhauser is a trustee.
(8) Excludes 2,676 shares owned by the spouse of Mr. Wolf, for which he disclaims any voting or investment power. Excludes 118,398 shares owned by affiliated companies of Mr. Wolf of which he is an officer, director and principal stockholder. Excludes 2,163 shares Mr. Wolf holds as custodian for minor children under the Uniform Gifts to Minors Act.
(9) Excludes 2,831 shares owned by the spouse of Ms. Dotzel, for which she disclaims any voting or investment power. Excludes 8,825 shares Ms. Dotzel holds as custodian for minor children under the Uniform Gifts to Minors Act.
(10) Excludes 11,815 shares owned by the spouse of Mr. Mills, for which he disclaims any voting or investment power.

     The principal occupation of each director of the Company for the last five years is set forth below.

BOARD NOMINEES

     Robert W. Erdos of York, Pennsylvania, is the owner of Stomp Off Records, a company which produces recordings of jazz and ragtime. He earned a Bachelor of Arts degree from the University of Pennsylvania and an LLB from Yale Law School. From 1957 to 1981 he was Executive Vice President of Danskin Inc., which is a manufacturer of dancewear and sportswear. He is a Past President of the United Way and a Past President of the Manufacturers Association of York County. Mr. Erdos served as a member of the Board of Directors of the York Hospital from 1977 to 1989.

     Randall A. Gross of York, Pennsylvania, is President of RG Industries, the holding company of Die-A-Matic, Inc., Mid Atlantic Instrumentation, Inc. and Y/P Products, Inc. He earned his BBA and MBA from the University of Cincinnati. Mr. Gross was formerly Chairman of the York Area Chamber of Commerce and also Chairman of its Reaccreditation Committee. He also served with the Chamber of Commerce as Chairman of the Local Government Committee, Vice President of Community Affairs, member of the Executive Committee, Budget and Finance Committee, and Board of Directors. Mr. Gross is a member of the Board of Trustees of York College, and Board of Directors of York Graphic Services and Valin Corporation. He is Past Chairman of the Keystone Chapter of the Young Presidents' Organization where he had previously served as Education Chairman. Mr. Gross is licensed by the State of Georgia as a Certified Public Accountant.

     Robert W. Pullo of York, Pennsylvania, is President and Chief Executive Officer of York Financial Corp. and a member of the Board of Directors. He is also Chairman of the Board of Directors and Chief Executive Officer of York Federal Savings and Loan Association, as well as Chairman of the Board of Directors of subsidiary companies First Capital Brokerage Services, Inc., Lenders Support Group, Inc., New Service Corp., Y-F Insurance Agency, Inc. and Y-F Service Corp., Inc. He serves on the Advisory Board of Meridian Venture Capital Partnership and is Chairman of the Board of Lucas Metals, Inc. He is a Past Chairman of the York Area Chamber of Commerce. He is a founder and member of the Board of Directors of the Minority Business Finance Corporation and had served as the original Chairman of the Board. He is the founding and current Chairman of the Board of the White Rose Foundation and serves on the Board of Trustees of the York YMCA and the York YWCA. Mr. Pullo is a member of the Penn State York Advisory Board and is the First Vice President. He was the charter Chairman of the United Way Housing Initiatives and is a past Chairman of the United Way Annual Fund Raising Campaign. He is a member of the Board of Directors of the Strand Capitol Performing Arts Center and is a member of the founding Board of the Health Education Center of Central Pennsylvania. Mr. Pullo is also a member of the Board of Directors of the Community Bankers Association of Pennsylvania. He serves on the Board of Directors and Executive Committees of Memorial Hospital of York and the parent company Memorial Health Systems Corporation.

DIRECTORS CONTINUING IN OFFICE

     Carolyn E. Steinhauser of York, Pennsylvania, is Executive
Director/Administration of York Foundation. Ms. Steinhauser, a graduate of Middlebury College, is a member of the board of Commonwealth Community Foundations (PA), a Trustee of York College of Pennsylvania and a former President and Executive Director of the York YWCA. She is managing partner of Goodling Realty, a real estate management group.

     Thomas W. Wolf of Mount Wolf, Pennsylvania, is President of The Wolf Organization, Inc. where he has been affiliated since 1979. Mr. Wolf earned a Bachelor of Arts degree from Dartmouth

College, a Master of Philosophy from the University of London, and a Ph.D. from the Massachusetts Institute of Technology. Mr. Wolf is past Chairman of the Board of the York Area Chamber of Commerce, Past Chairman of the Board of the United Way of York County, Chairman of the Board of WITF Public Broadcasting Station and a Trustee of York College of Pennsylvania. Mr. Wolf served in the U.S. Peace Corps in India.

     Robert L. Simpson of York, Pennsylvania, is Executive Director of the Crispus Attucks Association, a multi-purpose community center, a position he has held since 1979. Mr. Simpson serves on the Board of Directors and the Medical Affairs and Community Health Care Committees of the York Hospital, is a Trustee of York College of Pennsylvania and is a new member of the Board of Directors of WITF Public Broadcasting Station. Mr. Simpson also serves on the Board of Directors of the York Health Bureau, the White Rose Foundation, and the Martin Memorial Library. A member of the Rotary Club of York, he serves on the Rotary and York City School District Drop-Out Prevention Program Committee, and serves on the Atkins House Advisory Committee. He has also served on the boards of the County Drug Task Force, York 2000 Committee, the YMCA, York Area Chamber of Commerce, and the Junior League.

     Cynthia A. Dotzel of York, Pennsylvania, is a Certified Public Accountant, practicing with Dotzel & Company, Inc., Certified Public Accountants. She earned a Bachelor of Science degree in Accounting from York College after completing undergraduate work at York College and Bloomsburg University. Ms. Dotzel is a member of the Cyber Center Management Group. She is a member of the Finance Committee at St. Patricks Church in York. She served on the Board of Directors of Atkins House from 1984 to 1992.

     Paul D. Mills of Hellam, Pennsylvania, is the owner of Willow Tree Farms, a thoroughbred horse breeding farm and training center. He is a member of the North York Lions Club. Mr. Mills is a member of the State Horse Racing Commission and the Association of Racing Commissioners International Board of Directors. Mr. Mills is a past President of the Pennsylvania Horse Breeders Association. He is a member of the White Rose Lodge 706, York County Shrine Club, and V.F.W. Post 6241.

     Byron M. Ream of York, Pennsylvania, is Executive Vice President of R&R Components, Inc. He formerly served as the Director of Property Management and as a realtor for Bennett Williams, Inc., York. Mr. Ream attended Wesleyan University and Pennsylvania State University, York Campus. He is a member of the Building Committee of the United Way of York County, the Program Committee of the Strand Capital Performing Arts Center and is the President of the Board of Trustees and a member of the Administrative Council of Asbury United Methodist Church.

             Meetings and Committees of the Board of Directors

     The Board of Directors of the Company conducts monthly meetings to review the progress of the Company and establish its strategic goals and policies. Additional meetings are held as dictated by the current operations of the Company. The Board of Directors of the Company met 13 times during the fiscal year. All directors attended at least 75% of the Board meetings.

     The Board of Directors of the Company has various standing committees including an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. All committee members attended at least 75% of the respective committee meetings.

     The Audit Committee establishes the scope of internal and external audits, reviews and evaluates the results of such audits and directs the implementation of internal controls where necessary. The Audit Committee is comprised of Directors Dotzel (Chair), Erdos, Ream, Gross and Wolf. The Audit Committee met five times during the fiscal year.

     The Compensation Committee administers the remuneration and incentive programs for executives and senior management and makes recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other incentive plans. The Committee also reviews the schedule of compensation, stock options, and other incentive plans for members of the Board and its committees. The Compensation Committee is composed of Directors Wolf (Chair), Erdos, Mills, Gross and Steinhauser. The Compensation Committee met one time during the fiscal year.

     The Nominating Committee meets to recommend to the Board of Directors of the Company nominees for election as directors and committee members. The Nominating Committee will consider nominees recommended by stockholders.
Article XI of the Company's Articles of Incorporation sets forth procedures for stockholders to make nominations and proposals. Article XI provides that:
"Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage paid, to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and
(iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee." The Nominating Committee is comprised of Directors Mills (Chair), Erdos, Gross, Wolf, Ream, Steinhauser and Simpson. The Nominating Committee met one time during the fiscal year.

     York Federal Savings and Loan Association, Y-F Service Corp., New Service Corp., First Capital Brokerage Services, Inc., Lenders Support Group, Inc., and Y-F Insurance Agency, Inc., subsidiaries of the Company, are governed by their own board of directors, the members of which are selected from the Board of Directors of the Company, or, in the case of First Capital, Lenders Support Group and Y-F Insurance Agency, Inc., are senior officers of the Company or York Federal and are appointed by the Board of Directors. The Board of Directors of York Federal also maintains an Executive Committee, Pension Committee and Building Committee.

                        Directors' Compensation

     For service in 1996 as a member of the Board of Directors of the Company, each Director received a fee of $500 for each meeting attended. For services as a member of the Audit Committee, the chair received a retainer of $4,000 and each committee member received a retainer of $1,000. For services as a member of the Compensation Committee and Nominating Committee, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $400 was received by Audit Committee members for each meeting attended. A fee of $200 was received by Compensation Committee members and Nominating Committee members for each meeting attended.

     For service in 1996 as a member of the Board of Directors of the Association, each director received a retainer of $10,000 and a fee of $500 for each meeting attended. For service as a member of the Executive Committee of the Association, each member received a retainer of $4,500 and a fee of $400 for each meeting attended. For services as a member of the Pension Committee and Building Committee of the Association, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $200 was received by Pension Committee members and Building Committee members for each meeting attended.

     For service in 1996, directors of the Company who also served as members of the Board of Directors of subsidiaries of the Company, Y-F Service Corp. and New Service Corp., received a fee of $200 for each meeting attended and a retainer fee of $2,000.

     Directors of the Company are participants in the 1984 Non-Incentive Stock Option Plan, the 1992 Non-Incentive Stock Option Plan for Directors and the 1995 Non-Qualified Stock Option Plan for Directors. The Plans were designed to attract and retain the best available personnel as directors of the Company and to provide additional incentive for directors to promote the success of the business. All options under the 1984 and 1992 Plans have been granted, and there are unexercised options that remain outstanding. The 1995 Plan is a formula plan providing for an initial grant of 15,000 immediately exercisable non-tax qualified stock options to each Director on January 6, 1995, and the automatic grant of 2,500 options on October 1 of each year (to the extent options are available) at the closing price of the Company's stock on the last business day prior to October 1 of each year. The total number of shares reserved for issuance under this Plan shall not exceed 300,000, subject to certain adjustments as identified in the Plan.

     In 1979, York Federal established a directors' deferred compensation plan whereby the Association agreed to pay retired or disabled directors with 10 or more years of service a joint and several annuity based on compensation received by a participating director during the last 36 months of service to the Association. Benefits under the Plan normally begin at age 70 and are paid monthly for a period of 10 years or until death of the director and spouse, whichever first occurs. The Plan is unfunded.

                            Executive Compensation


     Summary Compensation Table. The following information is furnished for the five most highly compensated executive officers of the Company or the Association who received salaries and bonuses in excess of $100,000 during the year ended June 30, 1996.

                        SUMMARY COMPENSATION TABLE*

                                                  Long-term
                                                 Compensation

                     Annual Compensation            Awards
                   ______________________         __________
                                          (1)                  (3)
                                         Other                 All
                                         Annual               Other
Name and                                 Compen-     (2)     Compen-
Principal               Salary   Bonus   sation    Options   sation
Position         Year    ($)      ($)    ($)(1)      (#)       ($)
__________       ____   ______   _____   _______   _______   ______

Robert W. Pullo, 1996  $330,502 $119,956   --     21,250(4) $55,896
President and    1995   315,493   44,378   --     19,752     47,074
Chief Executive  1994   307,337   40,176   --      6,991     42,152
Officer

Robert A.
  Angelo,        1996   170,000   63,580   --      2,000     10,120
Executive Vice   1995   153,401   22,747   --     33,000      9,727
President,       1994   138,563   33,056   --      3,333      6,505
Secretary and
General Counsel;
President and
Chief Operating
Officer of York
Federal

Robert C.
  Herzberger,    1996   134,000   49,771   --      2,000      7,794
Senior Vice      1995   111,038   16,383   --     11,000      7,008
President;       1994    88,987   54,257   --      3,331      3,786
Executive Vice
President of
York Federal

James H. Moss,   1996   123,000   46,288   --      2,000      8,023
Senior Vice      1995   113,201   16,838   --     11,000      7,464
President,       1994   103,878   19,987   --      3,331      4,022
Chief Financial
Officer/Treasurer;
Executive Vice
President of
York Federal

Lynn D. Kramer,  1996   100,000   38,137   --      2,000      4,958
Executive Vice   1995    81,691   11,818   --     11,000      3,954
President of     1994    63,410    7,562   --       --        1,125
York Federal

* All compensation is paid by the Association but allocated between the Company and the Association based on approximate time spent by the named executive on Company business.
______________
(1) Amounts not reportable as they do not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) The number of stock options indicated for the years 1995 and 1994 have been adjusted for the 10% stock dividends issued in those years.
(3)    Includes contributions of $6,436, $6,436, $6,436, $6,000 and $4,958, respectively, for Messrs. Pullo, Angelo, Herzberger and Moss and Ms. Kramer to the Company's Employee Stock Ownership Plan. Includes contributions of $18,260, $3,684, $1,358 and $2,023, respectively, for Messrs. Pullo, Angelo, Herzberger and Moss for life insurance premiums. Includes $31,200 in directors' fees paid to Mr. Pullo.
(4) Includes 16,500 options (as adjusted for stock dividends) that were granted on January 6, 1995 pursuant to the 1995 Non-Qualified Stock Option Plan for Directors and approved at the Annual Meeting of Stockholders on October 25, 1995.

       Option Grants Table. The following table sets forth all grants of options to the Company's Chief Executive Officer and named executive officers for the fiscal year ended June 30, 1996.

                        OPTION GRANTS IN LAST FISCAL YEAR

                Individual Grants(1)
__________________________________________________
                    % of Total                      Potential Realizable
                     Options                         Value at Assumed
                    Granted to                        Annual Rates of
                    Employees                           Stock Price
            Options    in     Exercise                  Appreciation
            Granted   Fiscal   Price   Expiration      for Option Term(3)
   Name       #       Year     ($/Sh)      Date     0%($)   5%($)   10%($)
___________________________________________________________________________

Robert W.
  Pullo     2,000     5.97%   $16.375   12/15/05    --  $ 20,596  $ 52,195
            2,750     8.22     17.273   10/01/05    --    29,873    75,704
           16,500(2) 49.32     13.636    1/06/05    --   141,497   358,581

Robert A.
  Angelo    2,000     5.97     16.375   12/15/05    --    20,596    52,195

Robert C.
  Herz-
   berger   2,000     5.97     16.375   12/15/05    --    20,596    52,195

James H.
  Moss      2,000     5.97     16.375   12/15/05    --    20,596    52,195

Lynn D.
  Kramer    2,000     5.97     16.375   12/15/05    --    20,596    52,195

____________
(1)    Only executive officers receiving grants are listed.
(2) These options were granted on January 6, 1995 pursuant to the 1995 Non-Qualified Stock Option Plan for Directors and approved at the Annual Meeting of Stockholders on October 25, 1995.
(3) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the Company's stock. Such amounts are based on the assumption that the named persons hold the options granted for their full 10 year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. The Company did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

       Option Exercise Table. The following table sets forth all exercises of options under the Stock Option and Incentive Plans to the Company's Chief Executive Officer and named executive officers for the fiscal year ended June 30, 1996.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND FISCAL YEAR END OPTION VALUES

                                                            Value of
                                         Number of         Unexercised
                                        Unexercised       In-the-Money
                 Shares                  Options at        Options at
                Acquired                 FY-End (#)        FY-End ($)
                  on         Value
                Exercise    Realized     Exercisable/      Exercisable/
Name              (#)          ($)      Unexercisable     Unexercisable
- -----------    ----------  ----------   --------------    ---------------

Robert W. Pullo   --           --       205,638/12,832   $1,681,979/$165,699

Robert A.
  Angelo          --           --       120,826/12,834   $1,205,181/$165,710

Robert C.
  Herzberger     12,250     $128,970     35,622/10,589     $300,286/$129,787

James H. Moss     1,800       17,327     85,370/9,532      $646,832/$119,197

Lynn D. Kramer    --           --         6,397/9,265       $90,140/$133,596

      Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

                             PENSION PLAN TABLE


              Estimated Annual Pension for Representative Years of Service
Average     ________________________________________________________________
Earnings      10          15           20           25           30
____________________________________________________________________________

 25,000    $  3,500    $  5,250    $  7,000     $  8,750      $10,500

 50,000       8,124      12,185      16,247       20,309       24,371

100,000      17,624      26,435      35,247       44,059       52,871

150,000      27,124      40,685      54,247       67,809       81,371

200,000      27,124      40,685      54,247       67,809       81,371


      The York Federal Pension Plan is a noncontributory defined benefit pension plan. An employee becomes a participant in the Plan after completing one year of service and attaining age 21. Plan participants with five or more years of service are entitled to monthly retirement benefits beginning at the retirement age of 65. The retirement pension is payable monthly as long as the participant lives.

      A participant's accumulated pension credits are equal to 1/12th of the sum of the benefits earned through June 30, 1991 plus the benefits earned after July 1, 1991. Benefits earned through June 30, 1991 are equal to the greater of (i) the benefits earned through June 30, 1991 under the enefit formula in effect on that date, or (ii) 1.1% of five year average compensation at June 30, 1991, plus 0.5% of average compensation over $18,600, multiplied by the number of years of service to June 30, 1991 up to 35 years. Benefits earned after July 1, 1991 are equal to 1.4% of annual compensation for each year of service after July 1, 1991, plus 0.5% of pay over the Social Security Integration Level for each year of service after July 1, 1991; provided, however, that no pension or credit on compensation over the Social Security Integration Level accrues for any year of service over 35 years. The amount of pension earned during a fiscal year is based upon compensation during that year subject to limits imposed by the Internal Revenue Code. During the last fiscal year, compensation for the purposes of calculating benefits for a Plan participant was limited by the Internal Revenue Code to $150,000. The Social Security Integration Level for each plan year is equal to 100% of the Maximum Social Security Covered Compensation as of the first day of the year.

      The Plan provides for normal retirement at age 65 and permits early retirement at ages between 55 and 64. Upon retirement, married participants automatically receive an actuarially equivalent joint and 50% survivor pension unless otherwise elected. The Plan also provides for other options for pension benefits which can be elected by a participant. If the present value of the monthly pension does not exceed $3,500, a lump sum payment is automatically paid. Employees terminating after completion of at least five years of service are entitled to a vested deferred pension equal to the benefit accrued to the date of termination. The Plan is fully funded based on actuarial projections.

      At June 30, 1996, the credited years of service for Messrs. Pullo, Angelo, Herzberger and Moss and Ms. Kramer were 21, 23, 10, 12 and 3, respectively.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

      Report of the Compensation Committee. The Compensation Committee of the Board of Directors of the Company is responsible for establishing, implementing and monitoring all compensation policies of the Company and its primary operating subsidiary, York Federal Savings and Loan Association. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of subordinate officers of the Company and its subsidiaries and recommends individual compensation levels to the Compensation Committee. None of the Committee's members is a current or former officer or employee of the Company or any subsidiary of the Company.

      The Compensation Committee believes that a compensation plan for executive officers should take into account management skills, long term performance results and stockholder returns. Compensation policies must be maintained to promote:

      1.     the attraction and retention of highly-qualified executives;
      2. motivation of executives that is related to the performance of the individual and the Company;
      3.     current and long-term performance; and
      4. a financial interest in the success of the Company similar to the interests of its stockholders.

      The Company's current compensation plan involves a combination of salary, profit sharing and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the financial services industry. Annual compensation surveys are utilized to determine competitive salary levels and individual annual performance is reviewed to determine appropriate salary adjustments. A profit sharing plan in which all executive officers and employees of York Federal participate has been designed to align their interests with that of the stockholders of the Company.
Lenders Support Group, Inc. and First Capital Brokerage Services, Inc. also have profit sharing plans in which their executive officers and employees participate. Profits distributable pursuant to the Plans may not exceed total dividends paid to the stockholders during the year. Certain executive officers of York Federal are eligible to participate in the York Financial Corp. Bonus Plan which became effective July 1, 1995. This Plan provides for a bonus of up to 40% of the Executive Officer's base compensation, if certain performance standards are achieved for the fiscal year. The four performance standards, or ratios, on which the Plan Participants are measured are Return on Assets, Return on Equity, the Efficiency Ratio and the Fee Income Ratio. A target is established for each performance ratio. Participants earn a 10% bonus for each target ratio achieved, or if the actual performance ratio is in the 75th percentile or better relative to the Company's "Peer Group," as defined in the Plan. If the targeted ratio is not reached but the actual performance ratio is in the 60th to 74.99th percentile relative to the Company's Peer Group, the Participants earn a bonus of 5% of base compensation for each such performance ratio. Participants cannot receive a bonus for the Fee Income Ratio unless they qualify for a bonus under at least one of the other three performance ratios. Stock options are the Company's primary long-term compensation program designed to reward executive performance consistent with performance that benefits stockholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Company. Options issued to executives are at a price equal to the closing price of the Company's stock on the date of grant in order to insure that any value derived from the grant is realized by stockholders generally. The amount of options granted to an executive officer is based on the officer's performance and relative responsibilities within the Company. Options may be exercisable immediately but generally vest over a period of years.

      During the fiscal year ended June 30, 1996, the base compensation of Robert W. Pullo, President and Chief Executive Officer of the Company was $330,502 which represented a 4.76% increase from the previous fiscal year. The Compensation Committee believed an increase appropriate based on competitive salary surveys and the Company having achieved its fiftieth consecutive profitable quarter as a public company. Profit sharing and bonus distributions were awarded based on plan provisions.

      Compensation Committee

      THOMAS W. WOLF               CAROLYN E. STEINHAUSER
      PAUL D. MILLS                ROBERT W. ERDOS
      RANDALL A. GROSS

      Performance Graph. The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the National Association of Securities Dealers Automated Quotation ("Nasdaq") (U.S. companies) Index and a peer group comprised of SIC Code 603-SAVINGS INSTITUTIONS (publicly traded). Total return assumes the reinvestment of all dividends.

                                   Period Ending

                        1991     1992     1993    1994     1995     1996
                     _____________________________________________________

York Financial Corp.  $100.00  $138.28  $205.12  $241.10  $209.62  $234.92
Industry Index         100.00   134.23   168.98   199.41   231.80   292.64
Broad Market           100.00   107.75   132.27   145.04   170.11   214.14


(1)     Source:  Media General Financial Services
(2) Both the Market Index and the Industry Index contain only those companies that are public and that have been public for the required six year time frame.
(3) Peer Group includes SIC Code 603-SAVINGS INSTITUTIONS (publicly traded).

              Indebtedness of Management to the Association

      The Association has followed the policy of offering loans to its officers, directors and employees for the financing and improvement of their personal residences, as well as offering consumer loans. These loans are made in the ordinary course of business and also are made on substantially the same terms and collateral, except for interest rates and costs, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility. Prior to August 1989 the Association granted mortgage loans to directors, officers and employees at rates that were up to 2% below the Association's prevailing rate. Upon leaving the Association's employment, in certain circumstances, the borrower's loan rate reverts to the prevailing rate at the time the loan was closed. Subsequent to July 1989, loans to directors and executive officers of the Company and Association have been made on substantially the same terms, collateral and interest rate as those made to the general public.

      Effective with the passage of FIRREA, executive officers and directors are prohibited from receiving any loan or extension of credit at other than market interest rates and terms. The Association has adopted a policy to discontinue the granting of preferred loans to directors and executive officers. The terms of existing loans will not change as allowed by FIRREA.

      Set forth below is certain information relating to loans made prior to August 1989 and to named executive officers and directors and their associates outstanding as of June 30, 1996 with aggregate balances in excess of $60,000 and interest rates different from those available to the general public:

                        Highest
             Balance    Balance                Prevailing
               at     During Fiscal  Interest    Market    Year   Type
            June 30,   Year Ended      Rate     Interest    of     of
              1996    June 30, 1996    Paid       Rate     Loan   Loan

Robert W.
  Pullo . . $75,566     $79,614        7.50%     10.25%    1979   Home
                                                                 mortgage


               Compliance With Section 16(a) of The Exchange Act

      Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Company.

      Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during fiscal 1996 all filing requirements applicable to its reporting officers, directors and greater than 10% beneficial owners were properly and timely complied with, except for three Form 4 Statements of Change in Beneficial Ownership of Securities for Richard E. Bricker, Senior Vice President of the Lending Division of the Association. Mr. Bricker's Form 4 filings for transactions during the months of July and September of 1995 and March of 1996 were filed on August 15, 1996, rather than by August 10, 1995, October 10, 1995 and April 10, 1996, respectively, as required.

                         Independent Auditors

      Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended June 30, 1996. The Company has appointed Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1997. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from stockholders and will have the opportunity to make a statment if he or she so desires.

                           Other Matters

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                             Financial Statements

     The Company's Annual Report to Stockholders, including financial statements prepared in conformity with generally accepted accounting principles, is being mailed herewith to all stockholders of record as of the close of business on September 3, 1996. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO JAMES H. MOSS, SENIOR VICE PRESIDENT, CHIEF FINANCIAL
OFFICER/TREASURER, YORK FINANCIAL CORP., 101 SOUTH GEORGE STREET, P.O. BOX 15068, YORK, PENNSYLVANIA 17405.

                           Stockholder Proposals

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 101 South George Street, P.O. Box 15068, York, Pennsylvania 17405, no later than May 27, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  ROBERT A. ANGELO
                                  SECRETARY

York, Pennsylvania
September 23, 1996

                             REVOCABLE PROXY
                           YORK FINANCIAL CORP.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on October 23, 1996.

The undersigned hereby appoints Thomas W. Wolf, Paul D. Mills and Robert L. Simpson of the Board of Directors of York Financial Corp. with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of York Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Lafayette Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Wednesday, October 23, 1996, at 3:00 p.m. and at any and all adjournments thereof as follows:

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

This Proxy also relates to shares held under the York Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0

1.  ELECTION OF DIRECTORS                          For All
    Nominees:   Robert W. Erdos      For  Withheld  except __________________
                Randall A. Gross      0       0       0
                Robert W. Pullo




                                           This proxy will be voted as
                                           directed.  If no direction
                                           is made, it will be voted "FOR"
                                           the proposal set forth above.
                                           The Board of Directors recommends
                                           a vote "FOR" the proposal.  If
                                           any other business is presented
                                           at the meeting, this proxy will
                                           be voted by the proxy holders in
                                           their best judgment.

                                                Dated _______ __, 1996


                                           NOTE:  Please sign exactly as name
                                           appears hereon.  Joint owners
                                           should each sign.  When signing
                                           as a fiduciary or for an estate,
                                           trust, corporation or partnership,
                                           your title or capacity should be
                                           stated.